EXHIBIT 99.2

DTE Energy®

1Q 2014

Supplemental Financial Information

DTE Energy Company
Consolidated Statements of Financial Position (Unaudited)

	March 31,	December 31,
	2014	2013
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$98	$52
Restricted cash, principally Securitization	57	123
Accounts receivable (less allowance for doubtful accounts of $56 and $55, respectively)
Customer	1,811	1,542
Other	140	127
Inventories
Fuel and gas	208	363
Materials and supplies	272	265
Derivative assets	79	99
Regulatory assets	130	26
Other	178	209
	2,973	2,806
Investments
Nuclear decommissioning trust funds	1,195	1,191
Other	596	603
	1,791	1,794
Property
Property, plant and equipment	25,384	25,123
Less accumulated depreciation, depletion and amortization	(9,399)	(9,323)
	15,985	15,800
Other Assets
Goodwill	2,018	2,018
Regulatory assets	2,792	2,837
Securitized regulatory assets	182	231
Intangible assets	118	122
Notes receivable	92	102
Derivative assets	17	27
Other	193	198
	5,412	5,535
Total Assets	$26,161	$25,935

DTE Energy Company
Consolidated Statements of Financial Position (Unaudited) — (Continued)

	March 31,	December 31,
	2014	2013
	(In millions, except shares)
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$945	$962
Accrued interest	118	90
Dividends payable	116	116
Short-term borrowings	375	131
Current portion long-term debt, including capital leases	1,069	898
Derivative liabilities	140	195
Gas inventory equalization	142	—
Regulatory liabilities	175	302
Other	489	495
	3,569	3,189
Long-Term Debt (net of current portion)
Mortgage bonds, notes and other	6,438	6,618
Securitization bonds	—	105
Junior subordinated debentures	480	480
Capital lease obligations	5	11
	6,923	7,214
Other Liabilities
Deferred income taxes	3,390	3,321
Regulatory liabilities	829	862
Asset retirement obligations	1,854	1,827
Unamortized investment tax credit	44	47
Derivative liabilities	16	43
Accrued pension liability	630	653
Accrued postretirement liability	328	350
Nuclear decommissioning	175	178
Other	266	297
	7,532	7,578
Commitments and Contingencies
Equity
Common stock, without par value, 400,000,000 shares authorized, 177,016,824 and 177,087,230 shares issued and outstanding, respectively	3,894	3,907
Retained earnings	4,360	4,150
Accumulated other comprehensive loss	(137)	(136)
Total DTE Energy Company Equity	8,117	7,921
Noncontrolling interests	20	33
Total Equity	8,137	7,954
Total Liabilities and Equity	$26,161	$25,935

DTE Energy Company
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In millions)
Operating Activities
Net income	$327	$235
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	280	259
Nuclear fuel amortization	5	9
Allowance for equity funds used during construction	(5)	(3)
Deferred income taxes	77	65
Asset (gains) and losses, reserves and impairments, net	(1)	(6)
Changes in assets and liabilities:
Accounts receivable, net	(270)	(78)
Inventories	147	221
Accounts payable	100	(126)
Gas inventory equalization	142	140
Accrued pension obligation	(23)	(46)
Accrued postretirement obligation	(22)	(154)
Derivative assets and liabilities	(51)	18
Regulatory assets and liabilities	(222)	152
Other assets	50	34
Other liabilities	(2)	(123)
Net cash from operating activities	532	597
Investing Activities
Plant and equipment expenditures — utility	(399)	(309)
Plant and equipment expenditures — non-utility	(98)	(73)
Proceeds from sale of assets	3	4
Restricted cash for debt redemption, principally Securitization	66	57
Proceeds from sale of nuclear decommissioning trust fund assets	271	136
Investment in nuclear decommissioning trust funds	(275)	(140)
Other	(10)	(7)
Net cash used for investing activities	(442)	(332)
Financing Activities
Issuance of long-term debt, net of issuance costs	—	372
Redemption of long-term debt	(115)	(141)
Short-term borrowings, net	244	(240)
Issuance of common stock	—	10
Repurchase of common stock	(50)	—
Dividends on common stock	(116)	(107)
Other	(7)	(6)
Net cash used for financing activities	(44)	(112)
Net Increase in Cash and Cash Equivalents	46	153
Cash and Cash Equivalents at Beginning of Period	52	65
Cash and Cash Equivalents at End of Period	$98	$218

DTE Electric Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In millions)
Operating Revenues	$1,410	$1,219
Operating Expenses
Fuel and purchased power	498	372
Operation and maintenance	342	331
Depreciation and amortization	228	212
Taxes other than income	71	70
Asset (gains) losses and reserves, net	—	(1)
	1,139	984
Operating Income	271	235
Other (Income) and Deductions
Interest expense	63	66
Other income	(13)	(15)
Other expenses	7	6
	57	57
Income Before Income Taxes	214	178
Income Tax Expense	77	62
Net Income	$137	$116

DTE Gas Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In millions)
Operating Revenues	$789	$594
Operating Expenses
Cost of gas	429	292
Operation and maintenance	109	105
Depreciation and amortization	24	23
Taxes other than income	16	17
	578	437
Operating Income	211	157
Other (Income) and Deductions
Interest expense	15	15
Interest income	(2)	(1)
Other income	(2)	(2)
Other expenses	1	—
	12	12
Income Before Income Taxes	199	145
Income Tax Expense	72	51
Net Income	$127	$94

DTE Energy Debt/Equity Calculation
As of March 31, 2014
($ millions)

Short-term borrowings	$375
Current portion of long-term debt, including capital leases	1,069
Mortgage bonds, notes and other	6,438
Capital lease obligations	5
Other adjustments	286
less Securitization bonds, including current portion	(201)
50% Junior Subordinated Debentures	240
Total debt	8,212

50% Junior Subordinated Debentures	240
Common equity	8,137
Total adjusted equity	8,377

Total capitalization	$16,589

Debt	49.5%
Adjusted equity	50.5%

Total	100%

Sales Analysis - Q1 2014

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	Q1 2014	Q1 2013	% Change		Q1 2014	Q1 2013	% Change
Residential	3,978	3,854	3%	Residential	$574,673	$578,737	(1)%
Commercial	4,048	3,923	3%	Commercial	423,575	441,430	(4)%
Industrial	2,501	2,436	3%	Industrial	199,027	186,254	7%
Other	205	252	(19)%	Other	22,859	26,464	(14)%
	10,732	10,465	3%		$1,220,134	$1,232,885	(1)%
Choice	1,267	1,260	1%	Choice	23,418	23,021	2%
TOTAL SALES	11,999	11,725	2%	TOTAL REVENUES	$1,243,552	$1,255,906	(1)%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	Q1 2014	Q1 2013	% Change		Q1 2014	Q1 2013	% Change
Residential	55,429	45,557	22%	Residential	$438,011	$369,983	18%
Commercial	13,251	10,659	24%	Commercial	102,702	84,736	21%
Industrial	475	217	119%	Industrial	6,062	1,637	270%
	69,155	56,433	23%		$546,775	$456,356	20%
End User Transportation*	62,463	55,564	12%	End User Transportation*	96,661	85,161	14%
TOTAL SALES	131,618	111,997	18%	TOTAL REVENUES	$643,436	$541,517	19%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	Q1 2014	Q1 2013	% Change		Q1 2014	Q1 2013	% Change
Actuals	—	—	—%	Actuals	3,977	3,228	23%
Normal	—	—		Normal	3,175	3,141
Deviation from normal	—%	—%		Deviation from normal	25%	3%

Earnings Impact of Weather
Variance from normal weather ($ millions, after-tax)
	Q1 2014	Q1 2013
DTE Electric	$13	$—
DTE Gas	31	3

DTE Electric Temperature Normal Sales Analysis - YTD March 31, 2014

Temperature Normal Electric Sales - DTE Electric Service Area (GWh)				Temperature Normal Electric Sales - DTE Electric Service Area (Includes Electric Choice) (GWh)

	Q1 2014	Q1 2013	% Change		Q1 2014	Q1 2013	% Change
Residential	3,769	3,855	(2)%	Residential	3,769	3,855	(2)%
Commercial	3,987	3,923	2%	Commercial	4,729	4,649	2%
Industrial	2,504	2,436	3%	Industrial	3,019	2,970	2%
Other	205	252	(19)%	Other	205	252	(19)%
	10,465	10,466	—%	TOTAL SALES	11,722	11,726	—%
Choice	1,257	1,260	—%
TOTAL SALES	11,722	11,726	—%